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                                                                Exhibit 2.2

                                  AMENDMENT NO. 1
                                       TO
                              ACQUISITION AGREEMENT


     AMENDMENT NO. 1 (this "Amendment"), dated December 29, 1997, to ACQUISITION AGREEMENT (the "Acquisition Agreement"), dated November 25, 1997, by and among Raytheon Company, a Delaware corporation ("Raytheon"), Thornwood Trust, a Massachusetts Business Trust ("Seller") and Fairchild Semiconductor Corporation, a Delaware corporation ("Buyer").

                          W I T N E S S E T H:

     WHEREAS, Raytheon, Seller and Buyer are parties to the Acquisition Agreement; and

     WHEREAS, upon the terms and conditions set forth herein, the parties to the Acquisition Agreement desire to amend the Acquisition Agreement in the manner set forth in this Amendment;

     NOW, THEREFORE, in consideration of the premises, of the mutual covenants and agreements herein set forth, and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Raytheon, Seller and Buyer, intending to be legally bound, do hereby covenant and agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have the same meanings herein as are ascribed thereto in the Acquisition Agreement.

     2. Amendment to Acquisition Agreement.

     (a) Section 5.4(e) of the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:

         (e) On or as soon as reasonably practicable after the Closing, Buyer shall cause the Company to obtain and utilize with respect to its operations a new EPA identification number (and to the extent required, new State and local identification numbers) for the generation of Hazardous Substances disposed of on or after the Closing Date.

     (b) Exhibit 5.14 to the Acquisition Agreement is hereby deleted in its entirety and replaced with Exhibit 5.14 attached hereto.

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     (c) Schedule 3.5(a) and Schedule 3.5(b) to the Acquisition Agreement are
hereby deleted in their entirety and respectively replaced with Schedule 3.5(a) and Schedule 3.5(b) attached hereto.

     3. Effectiveness. This amendment shall take effect upon its due execution and delivery by each of the parties hereto.

     4. Miscellaneous.

     (a) This Amendment may be executed in two or more counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     (b) This Amendment shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

     (c) On and after the date hereof each reference in the Acquisition Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall be a reference to the Acquisition Agreement as amended hereby.

     (d) Except as specifically amended above all of the terms of the Acquisition Agreement shall remain unchanged and in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf as of the date first written above.

                                               RAYTHEON COMPANY



                                               By /s/ David S. Dwelley
                                                 ----------------------
                                                 David S. Dwelley
                                                 Vice President - Strategic
                                                 Business Development



                                               THORNWOOD TRUST



                                               By  /s/ David S. Dwelley
                                                 -----------------------
                                                 David S. Dwelley



          `                                    FAIRCHILD SEMICONDUCTOR
                                               CORPORATION



                                                By  /s/ Joseph R. Martin
                                                  -----------------------
                                                  Joseph R. Martin
                                                  Executive Vice President and
                                                  Chief Financial Officer